UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-20167 (Commission File No.)	38-2062816 (IRS Employer Identification No.)

130 South Cedar Street

Manistique, Michigan 49854

(Address of Principal Executive Offices)  (Zip Code)

(888) 343-8147

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01                      Entry into a Material Definitive Agreement.

On June 13, 2018, Mackinac Financial Corporation, a Michigan corporation (“Mackinac”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with mBank, Mackinac’s wholly-owned subsidiary and Piper Jaffray & Co., as representative (the “Representative”) of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which Mackinac agreed to issue and sell 1,935,484 shares of its common stock, no par value per share, at a public offering price of $15.50 per share (the “Offering”).   Under the terms of the Underwriting Agreement, Mackinac granted the Underwriters a 30-day option to purchase up to an additional 290,323 shares of Mackinac’s common stock.  Mackinac expects to receive approximately $28.5 million in net proceeds from the Offering (assuming option to purchase additional shares is not exercised), after underwriting discounts and estimated expenses payable by Mackinac.  The Offering is scheduled to close on or about June 15, 2018, subject to customary closing conditions.

The Underwriting Agreement contains representations, warranties and covenants made by Mackinac that are customary for transactions of this type.  Under the terms of the Underwriting Agreement, Mackinac has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.  In addition, pursuant to the terms of the Underwriting Agreement, Mackinac and its executive officers and directors have entered into agreements providing that Mackinac and each of these persons may not, without the prior written approval of the Representative, subject to limited exceptions, offer, sell, transfer or otherwise dispose of Mackinac’s securities for a period of 90 days following the Offering.

The Offering was made pursuant to Mackinac’s Registration Statement on Form S-3 (Registration No. 333-224884), filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2018 and declared effective by the SEC on May 23, 2018, and the related prospectus supplement filed with the SEC on June 12, 2018.

A Form of Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The opinion of Mackinac’s counsel regarding the legality of the shares issued pursuant to the Offering is also filed as Exhibit 5.1.

Item 7.01                      Regulation FD Disclosure.

On June 13, 2018, Mackinac issued a press release announcing the terms of the Offering.  A copy of the press release is attached as Exhibit 99.1 hereto.

The press release is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section.  Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 9.01                      Financial Statements and Exhibits.

(d)                    Exhibits.

The following exhibits are filed as part of this report:

No.	Description

1.1	Form of Underwriting Agreement, by and among Mackinac Financial Corporation, mBank, and Piper Jaffray & Co.
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP.
23.1	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.1).
99.1	Mackinac Press Release, dated June 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION

Date: June 13, 2018	By:	/s/ Jesse A. Deering
Jesse A. Deering
Executive Vice President/Chief Financial Officer